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                                                                   EXHIBIT 10.35

                             EMPLOYMENT AGREEMENT

          This employment agreement (the "Agreement") is entered into by and between Perry Ellis International, Inc. ("Perry Ellis" or the "Company") and Timothy B. Page ("Page" or "Employee").

1. TERM OF EMPLOYMENT.

          This agreement is effective for the period commencing on May 21, 2001 and terminating without further notice at 5:00 p.m. on May 20, 2003, unless terminated earlier in accordance with the provisions set forth in paragraphs 5, 6, 7 or 8 below.

2. DUTIES AND RESPONSIBILITIES.

          The Company agrees to employ Page as Chief Financial Officer with such powers and duties in this capacity as may be established from time to time by the Company and its Board of Directors (the "Board") in their discretion. Page shall diligently perform all services as may be assigned to him by the Company and its Board and shall exercise such power and authority as may from time to time be delegated to him by the Board. During his employment, Page will not engage in any other business activities, regardless of whether such activity is pursued for profits, gains or other pecuniary advantage.

          In connection with his employment by the Company, Page shall be based at the Company's principal executive offices in Miami, Florida except for required travel on the Company's business.

3. COMPENSATION.

          (a) Base Salary: Perry Ellis will pay a base salary of One Hundred Eighty Thousand dollars ($180,000) per annum to Page, payable in installments according to the Company's normal payroll practices subject to applicable withholding and other taxes. Said salary is effective upon Page's first day of employment with the Company.

          (b) Stock Options: On the commencement date of employment, the Company shall grant to Page qualified stock options under the Company's 1993 Stock Option Program, as amended (the "Plan") to purchase an aggregate of 15,000 Shares of Common Stock at an exercise price equal to their fair market value on the commencement date of employment. The options shall vest over an eighteen month period in two increments of 7,500 Shares each, with the first 7,500 options vesting on the sixth month anniversary date of Page's employment, and the second 7,500 options vesting on the eighteenth month anniversary date of Page's employment, assuming that Page remains employed by Perry Ellis on the dates that the options are to be deemed vested. In the event that Page is not employed by Perry Ellis on the dates that the options are to be deemed vested, regardless of the reason for his separation with Perry Ellis, the options that are not vested shall immediately terminate and expire. There will be no "pro-rated" vesting of any options for the period in which Page ceases to be employed by Perry Ellis. Page will have Five years to exercise the vested options. The stock options shall otherwise be subject to and governed by the other terms of the 1993 Stock Option Plan.

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          4. BONUS.

          (a) Performance Reviews: The Company and Page shall each evaluate Page's performance at the end of the Company's fiscal years during this agreement. It is contemplated that this review will normally occur in February of each year. However, said review may be postponed by the Company as warranted by appropriate or more immediate business circumstances.

          (b) Bonuses: Page will be eligible to receive a bonus of up to Twenty Four Thousand dollars ($24,000) for the fiscal year ending on January 31, 2002, and a bonus of up to Thirty Six Thousand dollars ($36,000) for the fiscal year ending on January 31, 2003. Fifty percent of each of these amounts (i.e., $12,000 and $18,000, respectively) will be paid to Page as guaranteed bonuses in the corresponding fiscal years. The additional amount of the bonuses to be awarded to Page above the guaranteed amount in each fiscal year will be determined by the outcome of the performance review described above. In the event that Page is not employed with Perry Ellis on either of the dates set forth above, he will not be entitled to payment of the subject bonuses in whole or in part. That is, there will be no pro-ration of these bonuses.

          (c) Relocation Costs: Perry Ellis will reimburse Page for two thirds (i.e., 66.6%) of all reasonable properly documented moving expenses allowed by the Internal Revenue Code within thirty days of the submission by Page of receipts therefor incurred in relocating from El Paso, Texas to the Miami, Florida area, with such expenses paid by Perry Ellis not to exceed $10,000.00.

          Perry Ellis will also pay for directly for Page's temporary lodging expenses for the balance of the month of May 2001, June 2001, and July 2001, with temporary lodging expenses for August 2001 or any part thereof to be paid by Perry Ellis only to the extent that Page has not yet found suitable long term housing in South Florida by July 31, 2001. Notwithstanding the foregoing, Page will make his best efforts to find such suitable long term housing in South Florida and to close on purchase of same or move to a suitable rental property prior to July 31, 2001.

          In addition to temporary lodging expenses, Perry Ellis agrees to reimburse Page for two airline trips from Miami to El Paso during June 2001 and July 2001, and for one airline trip for Page's wife to travel from El Paso to Miami at any time between May 24, 2001 and July 31, 2001.

          (d) Other Benefits: Page will be entitled to participate in any group health, dental, life or disability plan and is entitled to any other benefits that the Company may maintain from time to time for all employees, provided that Page meets the representative eligibility requirement.

          (e) Vacation, Personal, and Sick Leave: Page shall be entitled to take two weeks of paid vacation during the period from his commencement date to January 31, 2002, as well as three weeks of paid vacation during the period from February 1, 2002 to January 31, 2003. Page shall be entitled on annual basis to three (3) days of paid sick leave and three (3) days personal leave. Unused vacation time, sick leave and/or personal leave may not be carried over to subsequent years and will not paid-out if not taken for any reason.

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          (f) Expense Reimbursement: During Page's term of employment, the
Company, upon the submission of supporting documentation by Page, and in accordance with Company policies for its executives, shall reimburse Page for all expenses actually paid or incurred by Page in the course of and pursuant to the business of the Company, including expenses for travel and entertainment. Expenses incurred to date by Page in connection with interviewing at Perry Ellis's Miami office shall be promptly paid by Perry Ellis upon submission by Page.

          5. PAGE'S DEATH OR INABILITY TO PERFORM.

          (a) In the event of Page's death, this agreement and the Company's obligation to pay Page's salary and compensation automatically end.

          (b) If Page becomes unable to perform his employment duties during the Term of this agreement, his compensation under this agreement shall automatically end until such time as Page becomes able to resume his job duties for the Company. In the event that Page becomes unable to perform his employment duties for a cumulative period of six months within any span of twelve months, this agreement and Page's employment will be automatically terminated. In such case Page's salary and compensation shall automatically end.

          6. TERMINATION BY COMPANY FOR CAUSE.

          The Company may terminate this agreement and Page's employment "for cause" at any time with or without notice. As used herein, "for cause" shall mean anyone of the following;

          A. Page's willful breach, habitual neglect, or poor performance of his job duties and responsibilities; or

          B. Conviction (or the entry of a guilty plea or plea of nolo contendre) of any crime, excluding minor traffic offenses; or

          C. Commission of an act of dishonesty or breach of a fiduciary duty;
or

          D. Commission of a serious violation of any of the Company's personnel policies, including but not limited to violations of the Company's policies against any form of harassment; or

          E. Any act or omission defined as grounds for termination of employees as set forth in the Company's personnel policies in existence at the time; or

          F. A material breach of this agreement; or

          G. Any action or omission by Page, which, as reasonably determined by the Company, is materially contrary to the business interest, reputation or goodwill of the Company.

In the event the Company terminates Page's employment and his Agreement for cause, the "Effect of Termination" provisions of paragraph 9 shall apply.

          7. TERMINATION OF AGREEMENT BY COMPANY WITHOUT CAUSE.

          The Company may terminate this agreement and Page's employment without cause at any time

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upon thirty (30) days prior written notice to Page. In such case, the Company will pay to Page on the date of termination without cause a severance allowance of four months base salary, less taxes and other applicable withholding amounts. Page shall not be entitled to any remaining compensation or benefits under this Agreement from the date of his termination forward, and the provisions of paragraph 9 below shall apply. To obtain the severance payment, Page will be required to execute a full waiver and release of all claims in favor of the Company and any successor entities. In the event that the Company decides not to renew Page's Employment Agreement, the Company will provide Page with at least ninety (90) days prior notice.

          8. TERMINATION OF AGREEMENT BY PAGE.

          Page may terminate this Agreement and his employment with the Company without cause upon thirty (30) days prior written notice to the Company. In such case, Page may be required to perform his business duties and will be paid his regular salary up to the date of termination. At the option of the Company, the Company may require Page to depart from the Company upon receiving said thirty (30) days' notice from Page of the termination of the Agreement.

          9. EFFECT OF TERMINATION.

          In the event of Page's termination under paragraph 5, 6 or 8 above, Page's compensation and benefits to be provided under this Agreement will immediately cease and terminate. The Company shall not be liable to Page for any further or additional compensation or benefits from the date of termination forward. Compensation that would otherwise be payable for the remainder of the Agreement (and for prior years and for subsequent years) shall automatically terminate and be forfeited immediately. Except as provided above, the Company shall have no further liability hereunder (other than for reimbursement for reasonable business expenses incurred prior to the date of termination). All stock options that are not vested shall immediately terminate and expire. As noted above, there will be no pro-ration of bonuses and no pro-ration or vesting of stock options.

          10. COOPERATION.

          Upon the termination of this Agreement for any reason, Page agrees to cooperate with the Company in effecting a smooth transition of the management of the Company with respect to the duties and responsibilities which Page performed for the Company. Further, after termination of this Agreement, Page will, upon reasonable notice, furnish such information and proper assistance to the Company as it may reasonably require in connection with any litigation to which the Company is or may become a party.

          11. COVENANT NOT TO COMPETE.

          During the term of his employment (whether under this Agreement or otherwise) and for a period of one year following the termination of Page's employment (for any reason, whether initiated by Page or

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the Company), Page shall not, directly or indirectly engage in or have any interest in directly or indirectly any sole proprietorship, partnership, corporation, business or any other person or entity (whether as an employee, officer, director, partner, agent, security holder, creditor, consultant or otherwise) that, directly or indirectly, engages primarily in the development, manufacturing, distribution, or supply of products and services competitive with the Company's and/or any subsidiary products and services in any and all states in which the Company and/or any subsidiary conducts its business or at the time that Page's employment with the Company is terminated (the "Territory"); provided, however, that Page may hold the securities and/or acquire, solely as an investment, shares of capital stock or other equity securities of any such entity, so long as Page does not acquire a controlling interest in or become a member of a group which exercises direct or indirect control of, more than five percent of any class of capital stock of such entity. This restrictive covenant may be assigned to any successor entities.

          12. AGREEMENT NOT TO DISCLOSE TRADE SECRETS OR CONFIDENTIAL
          INFORMATION.

          During the term of his employment (whether under this Agreement or otherwise), and for ten (10) years after Page's termination of employment with the Company or any successor organization (for any reason by Page or the Company), Page promises and agrees that he will not disclose or utilize any trade secrets, confidential information, or other proprietary information acquired during the course of his service with the Company and/or its related business entities. As used herein, "trade secret" means the whole or any portion or phase of any formula, pattern, device, combination of devices, or compilation of information which is for use, or is used in the operation of the Company's business and which provides the Company an advantage, or an opportunity to obtain an advantage, over those who do not know or use it. "Trade secret" also includes any scientific technical, or commercial information, including any design, list of supplies, list of customers, or improvement thereof, as well as pricing information or methodology, contractual arrangements with vendors or suppliers, business development plans or activities, or Company financial information.

          During the term of his employment (whether under this Agreement or otherwise), and for ten (10) years after Page's termination of employment with Perry Ellis or any successor organization (for any reason, whether initiated by Page or the Company), Page shall not divulge, communicate, use to the detriment of the Company or for the benefit of any other person or persons, or misuse in any way, any Confidential Information pertaining to the business of the Company. Any Confidential Information or Data now or hereafter acquired by Page with respect to the business of the Company (which shall include, but not be limited to, information concerning the Company's financial condition, prospects, technology, customers, suppliers, methods of doing business and promotion of the Company's products and services) shall be deemed a valuable, special and unique asset of the Company that is received by Page in confidence and as a fiduciary. For purposes of this Agreement, "Confidential Information" means information disclosed to Page as a consequence of or through his employment by the Company

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(including information conceived, originated, discovered or developed by Page)
prior to or after the date hereof and not generally known or in the public domain, about the Company or its business.

          As previously stated, Page's obligations under this section shall survive the termination of the Agreement. Page is also hereby cautioned that improper disclosure of trade secrets is a felony under Florida Law. This restrictive covenant may be assigned to any successor entities.

          13. AGREEMENT NOT TO SOLICIT OR HIRE COMPANY EMPLOYEES.

          If Page leaves the employment of the Company for whatever reason, Page promises and agrees that, during the two (2) years following his departure from the Company, he will not, without the express written permission of the Company, directly or indirectly employ as a consultant or employee any person who is employed as a consultant or employee of the Company at the time of Page's departure, or any person who was an employee or consultant of the Company during the six months preceding Page's departure. This restrictive covenant may be assigned to any successor entities.

          14. INJUNCTIVE RELIEF.

          In recognition of the unique services to be performed by Page and the possibility that any violation by Page of paragraphs 11, 12 or 13 of this Agreement may cause irreparable or indeterminate damage or injury to Company, Page expressly stipulates and agrees that the Company shall be entitled, upon ten (10) days written notice to Page, to obtain an injunction from any court of competent jurisdiction regarding any violation or threatened violation of this Agreement. Such right to an injunction shall be in addition to, and not in limitation of, any other rights or remedies the Company may have for actual or liquidated damages.

          15. JUDICIAL MODIFICATION OF AGREEMENT.

          The Company and Page specifically agree that a court of competent jurisdiction (or an arbitrator, as appropriate) may modify or amend paragraphs 11, 12, or 13 of this Agreement if absolutely necessary to conform with relevant law or binding judicial decisions in effect at the time the Company seeks to enforce any or all of said provisions.

          16. RESOLUTION OF DISPUTES BY ARBITRATION.

          Any claim or controversy that arises out of or relates to this Agreement, or the breach of it, will be resolved by arbitration in the City of Miami in accordance with the rules then obtaining of the American Arbitration Association. Judgment upon the award rendered may be entered in any court possessing jurisdiction over arbitration awards. This Section shall not limit or restrict the Company's right to obtain injunctive relief for violations of paragraphs 11, 12, or 13 of this Agreement. The prevailing party shall be entitled to payment for all costs and reasonable attorney's fees (both trial and appellate) incurred by the prevailing party in regard to the proceedings.

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          17. ADEQUATE CONSIDERATION.

          Page expressly agrees that the Company is providing adequate, reasonable consideration for the obligations imposed upon him in this agreement.

          18. EFFECT OF PRIOR AGREEMENTS.

          This Agreement supersedes any prior verbal or written agreement or understanding between the Company and Page.

          19. LIMITED AFFECT OF WAIVER BY COMPANY.

          If the Company waives a breach of any provision of this Agreement by Page, that waiver will not operate or be construed as a waiver of other breaches of this Agreement by Page.

          20. SEVERABILITY.

          If any provision of this Agreement is held invalid for any reason, the other provisions of this Agreement will remain in effect, insofar as they are consistent with the relevant law.

          21. ASSUMPTION OF AGREEMENT BY COMPANY'S SUCCESSORS AND ASSIGNS.

          At the Company's sole option, the Company's rights and obligations under this Agreement will inure to the benefit of and be binding upon the Company's successors and assigns. Page may not assign his rights and obligations under this Agreement.

          22. APPLICABLE LAWS

          Page and the Company agree that this Agreement shall be subject to, and enforceable under, the laws of the State of Florida.

IN WITNESS WHEREOF, the parties have executed this Agreement on the 16th of May, 2001.

Agreed and Accepted                          Perry Ellis International, Inc.


/s/ Timothy B. Page                          /s/ Scott J. Saunders
-------------------------------              -------------------------------
Timothy B. Page                              By:  Scott J. Saunders

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